Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 14, 2015, relating to the financial statements of Towers Watson & Co. as of June 30, 2015 and 2014 and for each of the three years in the period ended June 30, 2015 appearing in the Current Report on Form 8-K of Willis Towers Watson Public Limited Company filed on March 9, 2016.

/s/DELOITTE & TOUCHE LLP

McLean, Virginia

June 10, 2016